                                                                 Exhibit 15.1



November 14, 2001




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Commissioners:

We are aware that our report dated October 17, 2001 on our review of interim financial information of Visteon Corporation (the "Company") as of and for the period ended September 30, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-3 (No. 333-40034) and Form S-8 (Nos. 333-39756, 333-39758, and 333-40202).


Very truly yours,



PricewaterhouseCoopers LLP